UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2025

Medicine Man Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 N. Albion St. Suite 300 Denver, Colorado	80220
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 3, 2025, PBS Holdco, LLC (formerly known as Mesa Organics Ltd.) (“PBS”), a subsidiary of Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), did not pay the approximately $0.3 million quarterly principal payment and $0.4 million quarterly interest payments due on such date (the “Interest Payment Date”), in respect of that certain loan agreement (the “Loan Agreement”), dated as of February 26, 2021, among PBS, Mesa Organics II Ltd., Mesa Organics III Ltd., Mesa Organics IV Ltd., and SCG Holding, LLC, as borrowers (collectively, the “Borrowers”), SHWZ Altmore, LLC, as Lender (the “Lender”) and GGG Partners, LLC, as Collateral Agent (the “Collateral Agent”).

On March 7, 2025, PBS received a written notice from the Lender and the Collateral Agent stating that an automatic event of default (the “Event of Default”) occurred and is continuing under Section 8.01 of the Loan Agreement for failure by the Borrowers to timely make the principal payment on the Interest Payment Date for March 2025. The five (5) business day grace period for the missed interest payment due on the Interest Payment Date extended through March 10, 2025. Failure by the Company to make the interest payment during the grace period also constituted an Event of Default under Section 8.01 of the Loan Agreement.

Upon the occurrence of the Event of Default, pursuant to Section 2.08(b) of the Loan Agreement, interest at a rate of simple interest per annum equal to 15% plus 4% began to accrue no later than March 3, 2025, and such default interest continues to accrue during the continuance of the Event of Default. The current balance due under the Loan Agreement is approximately $11 million.

On or around March 10, 2025, the Collateral Agent exercised control of certain of the Borrowers’ bank accounts pursuant to certain deposit account control agreements with the Lender. The Collateral Agent swept approximately $1.5 million of cash from these accounts pursuant to the remedies set forth in the Loan Agreement and related security documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

Date:	March 13, 2025	By:	/s/ Forrest Hoffmaster
Forrest Hoffmaster Chief Executive Officer